EXHIBIT 10.44

                          WALL STREET CONSULTANTS, INC.
                                32 E. 57th STREET
                              NEW YORK, N.Y. 10022

                        INVESTMENT BANKING (212) 888-4848
                         FOUNDED 1959 FAX (212) 888-4903

                               September 30, 2004

Mr. Richard Gabriel President & CEO DNAPrint genomics, Inc. 900 Cocoanut Avenue Sarasota, FL 34236

Dear Mr. Gabriel:

This will confirm our understanding that The Wall Street Group, Inc. ("WSG") has been retained as financial public relations counsel to DNAPrint genomics, Inc. ("DNAPrint"), beginning September 30, 2004 and continuing until cancelled as hereinafter provided. As consideration for the services provided by WSG to DNAPrint, as defined more specifically on Exhibit "A" attached, WSG will receive a cash fee of $7,500 per month, payable in advance on the first day of each month, plus reimbursement of reasonable and customary out-of-pocket expenses, payable on receipt of an itemized statement detailing the incurred expenses. As further consideration, DNAPrint grants WSG's affiliate, Wall Street Consultant's, Inc. ("WSC") a five-year stock option, with piggyback registration rights as more fully set forth below, on as many shares as could be purchased on the open market for $100,000 at the closing bid price on September 24, 2004, which option shall be evidenced by an option agreement in the form attached hereto as Exhibit B. This contract may be cancelled by either party on ninety
(90) days written notice.

At the conclusion of 12 months, should this contract not be canceled by either party on 90 days prior written notice, or modified, by mutual agreement, the same terms will pertain to the next 12 month period, except that WSC will be granted an additional five-year option on as many shares as could be bought for $100,000 using as the exercise price, the closing bid price (or last sale price if the common stock shall be listed on a national securities exchange) of the common stock on the anniversary of the date of this Agreement. Each year thereafter, this additional option grant and formula will be maintained, until this agreement shall be canceled or modified, with each such option to be on the terms and conditions of Exhibit A attached hereto.

DNAPrint agrees, with respect to all options granted under this contract that for so long as such options remain exercisable and for a period of two years thereafter, whenever DNAPrint proposes to file with the Securities and Exchange Commission a registration statement (other than as to securities issued pursuant to an employee benefit plan or as to a merger, acquisition or similar transaction subject to Rule 145 promulgated under the Securities Act of 1933, as amended), DNAPrint shall, at least 30 days prior to such filing, give written notice of the proposed filing to WSC (or its successor or assigns, as the case may be) setting forth the facts with respect to such proposed filing, and offer to include in any such filing all of the shares subject to such options, provided that DNAPrint receives a request at least 10 days prior to the proposed filing date. All fees, disbursements and out-of-pocket expenses in connection with the filing of any registration statement and in complying with applicable securities and blue sky laws shall be borne by DNAPrint, all as more fully set forth in the option agreement.


_____(DK) _____( )


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This agreement can be canceled by either party on ninety (90) days written notice. Should this agreement be canceled earlier than one year from the date hereof as reflected below, WSC will return to DNAPrint a prorated portion of the five-year stock option, which portion shall be based on the number of days remaining in the twelve month retainer period. For this purpose (and all other purposes of this agreement), the ninety (90) day period following notice of termination shall be considered part of the retainer period.

It is understood that during the 90 day period following notice of termination, DNAPrint will continue to honor its fee arrangement to WSG, including reimbursement of reasonable expenses, and that WSG will continue to work on behalf of DNAPrint.

In addition to introductions to brokers, analysts, money managers, funds and institutions, WSG, will introduce DNAPrint to financing and investment banking sources that can potentially assist in raising capital. If WSG is successful in raising capital for DNAPrint through sources which have not previously been introduced to DNAPrint or any of its officers, directors, employees or consultants, it shall receive a 3.0% success fee of any additional funds raised.

Any disputes arising under or in connection with the interpretation of this Agreement or the rights and obligations of the parties hereto shall be resolved by arbitration in the City of New York under the rules of the American Arbitration Association then obtaining. The decision of the arbitrator(s) shall be final and binding, and judgment may be entered thereon in the Supreme Court of the State of New York or in the United States District Court for the Southern District of New York or any court having jurisdiction. The costs and expenses, including counsel fees, shall be borne by each of the parties or as the arbitrator(s) may determine at the request of any party.

As financial public relations counsel WSG must rely upon the accuracy and completeness of the information supplied by DNAPrint and its officers and directors. DNAPrint assumes full responsibility for the accuracy and completeness of such information. DNAPrint agrees to indemnify WSG and pay WSG's reasonable costs and expenses (including, without limitation, attorneys' fees and costs) in any suit or proceeding arising out of any materially inaccurate information provided by DNAPrint or any of its officers, directors, agents or employees to WSG. Additionally, WSG agrees to issue no press releases on behalf of DNAPrint which have not been cleared or reviewed by Mr. Richard Gabriel or any other corporate officer he may designate.

If this agreement meets with your approval, please sign one copy and return it to me, along with a check representing the first month's fee and the completed Stock Option Agreement while retaining the other copy for your files.

_____(DK) _____( )


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Very truly yours,

Donald Kirsch President

DK/jg

AGREED TO:

DNAPrint genomics, Inc.

By:
------------------------
Richard Gabriel
President & CEO

Dated:

_____(DK) _____( )


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                                    Exhibit A

Utilizing only public information, WSG will introduce DNAPrint to a variety of professional investor categories, including buy and sell side securities analysts, money managers, high net worth brokers, investment letter news writers and print, broadcast and internet journalists. WSG will also prepare and disseminate press releases to news media and shareholders and assist the company in the writing and editing of its shareholder messages. The effort will be conducted in the key money markets of the United States and the objective is to assist the company in creating a constituency which fully understands the history of the company, its technology, its ambitions and its potential with enough public information for these audiences to make their own decisions as to whether or not the company merits continued attention.

_____(DK) _____( )


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EXHIBIT B

                             DNAPrint genomics, Inc.

                             STOCK OPTION AGREEMENT

Option granted as of September 27, 2004 by DNAPrint genomics, Inc. (the "Corporation") to Wall Street Consultants, Inc. (which together with its assigns is sometimes hereinafter referred to as the "Grantee"):

1. The Option. In further consideration of the services to be provided to the Corporation by the Grantee pursuant to that certain retainer agreement between the Corporation and The Wall Street Group, Inc. dated September 27, 2004 (the "Retainer Agreement"), the Corporation grants to the Grantee, effective on the Date of Grant, a stock option (the "Option") to purchase, on the terms and conditions herein set forth, up to the number of shares (the "Shares") of the Corporation's fully paid, nonassessable shares of common stock, ("Common Stock"), at the purchase price for the Shares set forth in Section 2 below, such that the aggregate purchase price shall equal $100,000, but not less than 50,000 shares for the first year; provided, however, that in no event shall the Corporation be required to sell a fractional Share, and the number of Shares purchasable hereunder shall be limited accordingly.

2. The Purchase Price. The purchase price of the Shares shall be $ ______________ per share (the "Option Price"), which price is the fair market value of the Shares as of the Date of the Grant, as such Option Price shall be adjusted from time to time pursuant to paragraph 10.

3. Exercise of Option.

(a) The Option is exercisable over a period ending five years from the Date of Grant (the "Option Period"). The Option may be exercised from time to time during the Option Period as to the total number of Shares subject to this Option as determined under Section 1, or any lesser amount thereof, and the Option shall continue as to any unexercised Shares.

(b) In the event the Grantee elects to exercise all or any portion of the Option, the Grantee shall deliver to the Corporation written notice (the "Notice") of such election, which Notice shall specify the number of Shares in respect of which the Option is to be exercised, along with payment of the Option Price of the Shares in respect of which the Option is exercised. The Option Price shall be paid in full in United States dollars at the time of exercise; provided, however, that if any fees are owed or expenses unreimbursed pursuant to the Retainer Agreement, then the exercise price may be paid by the Grantee agreeing to credit the corporation therefore. If the Option is exercised in accordance with the provisions of this Agreement, the Corporation shall deliver as soon as practicable to the Grantee a certificate or certificates representing the number of Shares in respect of which the Option is being exercised, which Shares shall be registered in the holder's name.

4. Sale of Shares. The Grantee shall not be entitled to sell, transfer, or distribute the Shares except pursuant to (i) an effective registration statement under the Securities Act of 1933, as amended (the "Act"), or (ii) if there be no registration statement in effect, pursuant to an exemption from registration under the Act. Prior to offering or selling the Shares upon claim of exemption, the holder shall obtain a written opinion from counsel reasonably satisfactory to the Corporation to the effect that such exemption is available or shall deliver a "no-action" letter from the Securities and Exchange Commission with respect to the proposed sale, transfer or distribution of the Shares.

_____(DK) _____( )


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5. Registration Rights. The Corporation agrees that, for so long as the Option remains exercisable and for a period of two years thereafter, whenever the Corporation proposes to file with the Securities and Exchange Commission a registration statement (other than as to securities issued pursuant to an employee benefit plan or as to a merger, acquisition or similar transaction subject to Rule 145 promulgated under the Securities Act), the Corporation shall, at least 30 days prior to such filing, give written notice of such proposed filing to the Grantee setting forth the facts with respect to such proposed filing, and shall offer to include in any such filing the Shares subject to the Option provided that the Corporation receives a request therefor at least 10 days prior to the proposed filing date. All fees, disbursements and out-of-pocket expenses in connection with the filing of any registration statement and in complying with applicable securities and blue sky laws shall be borne by the Corporation.

The Corporation will indemnify and hold harmless the Grantee and each person who controls the Grantee within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages, expenses and liabilities, joint or several (including any investigation, legal and other expenses incurred in connection with, and any amount paid in any settlement effected with the Corporation's consent (not to be unreasonably withheld) of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based on (A) any untrue statement or alleged untrue statement of a material fact contained in the registration statement filed with respect to the Shares (including any related preliminary or definitive prospectus, or any amendment or supplement to such registration statement or prospectus), (B) any omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading, or (C) any violation by the Corporation of the Act, the Exchange Act, any blue sky laws or any rule or regulation thereunder in connection with such registration; provided however, that the Corporation will not be liable to the extent that such loss, claim, damage, expense or liability arises from and is based solely on a material untrue statement or omission or alleged material untrue statement or omission made in such registration statement and in conformity with information furnished in writing to the Corporation by the Grantee expressly for use in such registration statement. With respect to the matter referred to in the proviso of the foregoing sentence, the Grantee will indemnify and hold harmless the Corporation from and against any and all losses, claims, damages, expenses and liabilities, joint or several, to which it may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise to the same extent provided in the immediately preceding sentence.

Promptly after receipt by an indemnified party of notice of the commencement of any action involving matters referred to in the foregoing paragraph, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof at its own expense with counsel reasonably satisfactory to the indemnified party or parties, and in such case, if the indemnified party desires to retain its own counsel, the expense of such counsel shall be borne by the indemnified party.

_____(DK) _____( )



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6. Termination of Retainer Agreement. In the event the engagement of the Wall
Street Group, Inc. under the Retainer Agreement ceases by reason of the termination of the Retainer Agreement by either party on ninety (90) days notice pursuant to the provisions thereof, the maximum number of Shares exercisable hereunder shall be multiplied by a fraction, the numerator of which shall be the number of days which shall have expired from the Date of Grant to the earlier of the next subsequent anniversary date of the Retainer Agreement or ninety (90) days after receipt by the Wall Street Group, Inc. of the notice of termination sent pursuant thereto, and the denominator of which shall be 365, and such product shall thereupon be the maximum number of Shares purchasable hereunder; provided, however, that in no event shall the Corporation be required to sell a fractional Share, and the number of Shares purchasable hereunder shall be limited accordingly.

7. Successors and Assigns. This agreement shall be binding upon and shall inure to the benefit of the parties' respective successors and assigns.

8. Expiration of Option. This Option is not exercisable after the expiration of five years from the Date of Grant.

9. Rights.

(a) The granting of this Option shall not confer upon the Grantee any right to continue to be retained by the Corporation or any of its subsidiaries, subject, however, to the terms of the Retainer Agreement between the Grantee and the Corporation.

(b) The Grantee shall not, by reason of the granting to it of the Option, have or thereby acquire any rights of a stockholder of the Corporation with respect to any Shares unless and until it has tendered full payment of the Option Price for such Shares.

10. Adjustment of Number of Shares and Option Price. In the event that a dividend shall be declared upon the Shares payable in shares of Common Stock, the number of Shares then subject to the Option and the Option Price shall be adjusted by adding to each of such Shares the number of shares of Common Stock which would be distributable thereon if such Share had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend and reducing the Option Price proportionally. In the event that the outstanding Shares shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each Share subject to the Option the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged; provided, however, that in the event that such change or exchange results from a merger or consolidation, and in the judgment of the Board of Directors of the Corporation such substitution cannot be effected or would be inappropriate, or if the Corporation shall sell all or substantially all of its assets, the Corporation shall use reasonable efforts to effect some other adjustment of the Option which the Board of Directors, in its sole discretion, shall deem equitable. In the event that there shall be any change, other than as specified above in this Paragraph 10, in the number or kind of outstanding Shares or of any stock or other securities into which such Shares shall have been changed or for which they shall have been exchanged, then, if the Board of Directors shall determine that such change equitably requires an adjustment in the number or kind of Shares then subject to the Option, such adjustment shall be made by the Board of Directors and shall be effective and binding for all purposes of this Option. In the case of any such substitution or adjustment as provided for in this paragraph, the Option Price will be the option price for all shares of stock or other securities which shall have been substituted for each Share or to which such Share shall have been adjusted pursuant to this paragraph 10. No adjustment or substitution provided for in this paragraph 10 shall require the Corporation to sell a fractional Share, and the total substitution or adjustment shall be limited accordingly.

_____(DK) _____( )



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11. Reserve of Shares. The Corporation will reserve and set about and have at all times, free from preemptive rights, a number of shares or authorized but unissued Common Stock deliverable upon exercise of the Option, and it will have at all times any other rights or privileges provided for therein sufficient to enable it at any time to fulfill all of its obligations in this Agreement.

12. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

If the foregoing is in accordance with the Grantee's understanding and approved by it, it may so confirm by signing and returning the duplicate of this Agreement delivered for that purpose.

DNAPrint genomics, Inc.

Dated:__________ By:_________________________

The foregoing is in accordance with the undersigned's understanding and is hereby confirmed and agreed to as of the Date of Grant.

                          WALL STREET CONSULTANTS, INC.

Dated:__________ By:_______________________


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